Exhibit 4.60

EXECUTION COPY

CANWEST MEDIAWORKS INC.

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CANWEST MEDIAWORKS INCOME FUND

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CWMW TRUST

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CANWEST MEDIAWORKS (CANADA) INC.

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CANWEST MEDIAWORKS LIMITED PARTNERSHIP

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EACH ADDITIONAL PERSON WHO BECOMES,

FROM TIME TO TIME, A HOLDER OF COMMON SHARES,

PREFERRED SHARES OR PARTNERSHIP UNITS AND

AGREES TO BE A PARTY TO AND BOUND BY THIS AGREEMENT

LIQUIDITY & EXCHANGE AGREEMENT

October 13, 2005

Osler, Hoskin & Harcourt LLP

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TABLE OF CONTENTS

(continued)

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LIQUIDITY AND EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 13th day of October, 2005.

AMONG:

CANWEST MEDIAWORKS INC., a corporation incorporated under the laws of Manitoba

(“CanWest”)

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CANWEST MEDIAWORKS INCOME FUND, a trust formed under the laws of Ontario

(“Fund”)

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CWMW TRUST, a trust formed under the laws of Ontario

(“Trust”)

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CANWEST MEDIAWORKS (CANADA) INC., a corporation incorporated under the federal laws of Canada (“General Partner”)

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CANWEST MEDIAWORKS LIMITED PARTNERSHIP, a limited partnership created under the laws of Ontario (“Partnership”), by its general partner, CanWest MediaWorks (Canada) Inc.

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Each additional person who becomes, from time to time, a holder of common shares, preferred shares or partnership units and agrees to be a party to and bound by this Agreement.

RECITALS:

A.	Fund intends to complete an offering of its Units to the public under a prospectus filed with the securities regulatory authorities in each of the provinces and territories of Canada (the “Offering”);

B.	Fund will apply the proceeds that it receives from the Offering to subscribe for debt securities and units of Trust;

C.	Trust will use the proceeds from the subscriptions by Fund to subscribe for partnership units of Partnership;

D.	Immediately following the completion of the Offering, Fund will hold, directly or indirectly, all of the outstanding units of Trust, approximately 26% of the outstanding partnership units of Partnership, and approximately 26% of the common shares of General Partner and CanWest will hold, directly or indirectly, the balance of such partnership units and common shares and all of the issued and outstanding preferred shares of General Partner;

E.	CanWest and such other persons who from time to time hold partnership units of Partnership and common shares and preferred shares of General Partner (other than Fund and Trust) require the ability to exchange those partnership units, common shares and preferred shares for units of Fund.

THEREFORE the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms have the following meanings:

“Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof”, and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“Applicable Number of Fund Units” means one (1), as adjusted from time to time in accordance with Section 2.15, being the number of Fund Units to be delivered by Fund or sold by Fund, as the case may be, upon the exchange by an Exchangeable Securityholder with Fund of one (1) Exchanged Common Share and the Initial Exchange Consideration received by an Exercising Exchangeable Securityholder in exchange for one (1) Exchanged Partnership Unit,

“Approved Offer” has the meaning given to that term in Subsection 4.9(a);

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the Cities of Toronto and Winnipeg are open for business during normal banking hours;

“Cash Purchase Price” has the meaning given to that term in Section 3.1;

“CDS” means The Canadian Depository for Securities Limited and its successors;

“CDS Participant” means a broker, dealer, bank, other financial institution or other person who, directly or indirectly, from time to time, effects book-based transfers with CDS and pledges of securities deposited with CDS;

“Client” and “Clients” have the meanings give to those terms in Section 7.10;

“Common Shares” means the common shares of General Partner at the date hereof and includes any shares or securities into which such common shares may be converted or changed or which result from a consolidation, subdivision, reclassification, stock split, stock dividend, recapitalization or redesignation of the common shares of General Partner, any shares or securities of General Partner which are received as a stock dividend or distribution in respect of such common shares, any common shares of General Partner received on the exercise of any option, warrant or other similar right and any shares or securities which may be received by the holders of common shares of General Partner as a result of an amalgamation, merger, arrangement or other reorganization of or including General Partner;

“Control” and any derivation thereof, where capitalized, means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise; and for purposes of this Agreement, Fund shall be deemed to control Trust;

“Current Market Price” means, in respect of a Fund Unit on any date, the weighted average of the trading prices of Fund Units during a period of twenty (20) consecutive trading days ending on the third (3rd) trading day before that date on the Toronto Stock Exchange, where “weighted average of the trading prices of Fund Units” means, for any period, the amount obtained by dividing the aggregate sale price of all of the Fund Units traded on the relevant stock exchange during such period by the total number of Fund Units so traded, or, if the Fund Units are not then quoted on the Toronto Stock Exchange, on any other stock exchange or automated quotation system on which the Fund Units are listed or quoted, as the case may be, as may be selected by the Trustees for this purpose; provided, however, that if in the reasonable opinion of the Fund Trustees the public distribution or trading activity of the Fund Units during that period does not create a market which reflects the fair market value of a Fund Unit, then the Current Market Price will be determined by the Fund Trustees, in good faith and in their sole discretion and provided further that any selection, opinion or determination by the Fund Trustees will be conclusive and binding;

“Demand Holder” has the meaning given to that term in Subsection 5.1(a);

“Demand Registration” has the meaning given to that term in Subsection 5.1(a);

“Distribution” means a distribution of Fund Units to the public by way of a Prospectus under Securities Laws in any applicable jurisdiction in Canada;

“Distribution Expenses” means any and all fees and expenses incidental to Fund’s performance of or compliance with the terms of a Demand Registration or Piggy-Back Registration including, without limitation, (i) listing and filing fees of securities regulators and stock exchanges; (ii) fees and expenses of compliance with applicable Securities Laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show; (vi) the fees and disbursements of counsel for Fund and counsel for CanWest (or its assignee); (vii) fees and disbursements of all independent public accountants (including the expenses of any audit or “comfort” letter) and fees and expenses of any other special experts retained by Fund; and (viii) any other fees and expenses of the underwriters, other than Selling Expenses, customarily paid by issuers or sellers of securities;

“Exchangeable Securityholders” means CanWest as long as it continues to hold, directly or indirectly, any Partnership Units, Common Shares or Preferred Shares, and any other Person (other than Fund or Trust) who becomes, from time to time, a holder of Common Shares, Partnership Units and Preferred Shares and agrees to be a party to and bound by this Agreement;

“Exchanged Common Shares” has the meaning given to that term in Section 2.7;

“Exchanged Partnership Units” has the meaning given to that term in Section 2.2;

“Exchanged Preferred Shares” has the meaning given to that term in Section 2.19;

“Exercising Exchangeable Securityholder” has the meaning given to that term in Section 2.2;

“Fund Declaration of Trust” means the amended and restated declaration of trust of Fund made as of the 13th day of October, 2005, as that declaration of trust may be supplemented, amended, restated or replaced from time to time;

“Fund DRIP” means a distribution reinvestment plan in such form as may be adopted by the Fund Trustees pursuant to which Unitholders may elect to reinvest the cash distributions to which they are entitled in additional Fund Units;

“Fund Successor” has the meaning given to that term in Section 4.8;

“Fund Trustees” means, at any time, the individuals who are, in accordance with the Fund Declaration of Trust, the trustees of the Fund at such time;

“Fund Units” means the trust units of the Fund or the trust units of a Fund Successor that has complied with Section 4.8;

“Initial Exchange Consideration” has the meaning given to that term in Section 2.2;

“Initial Exchange Right” has the meaning given to that term in Section 2.1;

“Initial Exchange Right Closing Date” has the meaning given to that term in Section 2.3;

“Initial Exchange Right Notice” has the meaning given to that term in Section 2.3;

“Initial Notice” has the meaning given to that term in Subsection 5.3(a);

“Inspectors” has the meaning given to it in Subsection 1.1(h) of Schedule F;

“Liquidity Closing Date” has the meaning given to that term in Subsection 3.2(a);

“Liquidity Notice” has the meaning given to that term in Section 3.2;

“Liquidity Right” has the meaning given to that term in Section 3.1;

“Non-Approved Offer” has the meaning given to that term in Subsection 4.9(b);

“Non-residents” has the meaning given to that term in Section 4.4;

“Non-resident Ownership Limitation” has the meaning given to that term in Section 4.4;

“Offering” has the meaning given to that term in Recital A;

“Osler” has the meaning given to that term in Section 7.10;

“Partnership Agreement” means the amended and restated limited partnership agreement in respect of Partnership dated October 13, 2005 by and among General Partner, as general partner, and the limited partners of Partnership from time to time, as permitted therein, as supplemented, amended, restated or replaced from time to time.

“Partnership Units” means the Class B limited partnership units of Partnership;

“Person” means any individual, partnership, limited partnership, limited or unlimited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Piggyback Registration” has the meaning given to that term in Subsection 5.3(a);

“Preferred Shares” means the preferred shares of General Partner at the date hereof and includes any shares or securities into which such preferred shares may be converted or changed or which result from a consolidation, subdivision, reclassification, stock split, stock dividend, recapitalization or redesignation of the preferred shares of General Partner, any shares or securities of General Partner which are received as a stock dividend or distribution in respect of such preferred shares, any preferred shares of General Partner received on the exercise of any option, warrant or other similar right and any shares or securities which may be received by the holders of preferred shares of General Partner as a result of an amalgamation, merger, arrangement or other reorganization of or including General Partner;

“Preferred Share Purchase Price” has the meaning given to that term in Section 2.19;

“Promissory Note” has the meaning given to that term in Section 2.19;

“Prospectus” means a “preliminary prospectus” and a “prospectus” as those terms are used in the Securities Act, including all amendments and supplements thereto;

“Purchase Price per Partnership Unit” has the meaning given to that term in Section 2.2;

“Registrable Securities” means (i) the Fund Units issued to or held, directly or indirectly, by CanWest (or its assignee), and (ii) any Fund Units issuable upon exercise of the Secondary Exchange Right. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a Distribution or sold to the public through a broker, dealer, or market maker in compliance with applicable Securities Laws. For purposes of this Agreement, a Person will be deemed to be the holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise or otherwise, but disregarding any restrictions or limitations upon exercise of such right), whether or not the acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder;

“Reorganization” has the meaning given to that term in Section 2.15;

“Secondary Exchange Consideration” has the meaning given to that term in Section 2.8;

“Secondary Exchange Right” has the meaning given to that term in Section 2.7;

“Secondary Exchange Right Closing Time” has the meaning given to that term in Section 2.7;

“Secondary Exchange Right Notice” has the meaning given to that term in Section 2.9;

“Secondary Purchase Price” has the meaning given to that term in Section 2.8;

“Securities Act” means the Securities Act (Ontario), and all rules, regulations and policy statements thereunder, as amended from time to time, and any successor legislation;

“Securityholders’ Agreement” means the securityholders’ agreement in respect of General Partner dated the date hereof by and among CanWest, Trust, General Partner, Partnership and Fund as supplemented, amended, restated or replaced from time to time;

“Securities Laws” includes the Securities Act and any other similar legislation and all rules, regulations and policy statements thereunder in any other province or territory of Canada in which Fund is or becomes a reporting issuer (or the equivalent);

“Selling Expenses” means any and all underwriting and sales commissions, any transfer taxes attributable to a sale of Registrable Securities and any out-of-pocket expenses incurred by CanWest (or its assignee);

“Tax Act” means the Income Tax Act (Canada) and the Income Tax Regulations, as amended from time to time.

“Trust Declaration of Trust” means the amended and restated declaration of trust of Trust made as of the 13th day of October, 2005, as that declaration of trust may be supplemented, amended, restated or replaced from time to time;

“Trust Note Indenture” means the note indenture dated the date hereof between Trust and Computershare Trust Company of Canada, as supplemented, amended, restated, or replaced from time to time;

“Trust Notes” means the notes issued or issuable by Trust pursuant to the Trust Note Indenture;

“Trust Trustees” means, at any time, the individuals who are, in accordance with the Trust Declaration of Trust, the trustees of Trust at such time;

“Trust Units” means trust units of the Trust;

“Underwritten Offering” means a sale of Fund Units to an underwriter for reoffering to the public or a sale of Fund Units by an underwriter as agent on behalf of the seller in each case pursuant to a Prospectus filed with Canadian securities regulatory authorities; and

“Valid Business Reason” has the meaning given to that term in Subsection 5.1(a).

1.2	Schedules

The following are the schedules attached to this Agreement:

Schedule A - Initial Exchange Right Notice

Schedule B - Promissory Note

Schedule C - Secondary Exchange Right Notice

Schedule D - Liquidity Notice

Schedule E - Holdings of Partnership Units/Common Shares/Preferred Shares

Schedule F - Registration Procedures

1.3	Subsidiary

In this Agreement, a Person is considered to be a Subsidiary of another Person if:

(a)	it is Controlled by,

(i)	that other, or

(ii)	that other and one (1) or more Persons, each of which is Controlled by that other, or

(iii)	two (2) or more Persons, each of which is Controlled by that other; or

(b)	it is a Subsidiary of a Person that is the other’s Subsidiary.

1.4	Affiliate

In this Agreement, a Person is considered to be an Affiliate of another Person if one is a Subsidiary of the other, or if both are Subsidiaries of the same Person, or if each of them is Controlled by the same Person.

1.5	Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

1.6	Gender and Number

In this Agreement, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.7	Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.8	Currency

Except where otherwise provided, all amounts in this Agreement are stated and will be paid in Canadian currency.

1.9	Acts of Fund, Trust, the Trustees and Trust Trustees and General Limitation of Liabilities

(a)	Where any reference is made herein to an act to be performed by, for or on behalf of Fund or Trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by, for or on behalf of the Trustees or Trust Trustees, in their capacity as trustees of Fund or Trust, as the case may be, and where any reference is made herein to an act to be performed by, for or on behalf of the Trustees or Trust Trustees, such reference shall be construed and applied for all purposes as if it is referred to an act to be performed by, for or on behalf of the Trustees or Trust Trustees in their capacity as trustees of Fund or Trust, respectively.

(b)

Each of the parties hereto acknowledges the obligations of Fund and Trust under this Agreement and that such obligations will not be personally binding upon any of the Trustees or the Trust Trustees, any registered or beneficial holder of Fund Units or Trust Units or any beneficiary under a plan of which a holder of such Fund Units or Trust Units acts as a trustee or carrier, and that resort will not be had to, nor will recourse be sought from, any of the foregoing or the private property of any of the foregoing in respect of any indebtedness, obligation or liability of Fund or Trust, as applicable, arising hereunder, and recourse for such indebtedness, obligations or liabilities of Fund or Trust, as applicable, will be limited to, and satisfied only out of, the assets of Fund or Trust, as applicable.

1.10	Liability of Partnership

The parties acknowledge that Partnership is a limited partnership formed under the laws of the Province of Ontario, a limited partner of which is liable for any liabilities or losses of Partnership only to the extent of the amount that such limited partner has contributed, or agreed to contribute, to the capital of Partnership and such limited partner’s pro rata share of any undistributed income. The parties further acknowledge that General Partner is the sole general partner of Partnership.

ARTICLE 2

EXCHANGE RIGHTS

2.1	Grant of Initial Exchange Right

Subject to the restrictions in Section 2.14, Trust grants to each Exchangeable Securityholder the right (the “Initial Exchange Right”), exercisable at any time and from time to time, to require Trust to purchase from each such holder all or any whole number of Partnership Units held by such holder. Trust acknowledges receipt of good and valuable consideration (and the sufficiency of the consideration) for the grant of the Initial Exchange Right by Trust hereunder.

2.2	Initial Exchange Consideration

The purchase price payable by Trust for each Partnership Unit to be purchased by Trust upon the exercise by an Exchangeable Securityholder of the Initial Exchange Right, from time to time, will be an amount per Partnership Unit (the “Purchase Price per Partnership Unit”) equal to ninety-nine and ninety-nine one-hundredths percent (99.99%) of the Current Market Price of the Applicable Number of Fund Units on the last Business Day prior to the date of closing of the purchase and sale of such Partnership Unit. In connection with each exercise of the Initial Exchange Right, Trust will provide to an Exchangeable Securityholder a certificate of an officer of Trust setting out the calculation of the Purchase Price per Partnership Unit and the aggregate purchase price for the total number of Partnership Units being exchanged (the “Exchanged Partnership Units”). The Purchase Price per Partnership Unit will be satisfied by Trust issuing and delivering Trust Notes (the “Initial Exchange Consideration”) to the exercising Exchangeable Securityholder (an “Exercising Exchangeable Securityholder”) having an aggregate principal amount equal to the Purchase Price per Partnership Unit multiplied by the number of Exchanged Partnership Units, bearing a market rate of interest determined at the time of issuance by the Trust Trustees and otherwise on terms (including the date of maturity) substantially similar to the Trust Notes, Series 1 of Trust.

2.3	Initial Exchange Exercise Procedure

To exercise the Initial Exchange Right, an Exercising Exchangeable Securityholder must deliver to Trust written notice of exercise (the “Initial Exchange Right Notice”) in the form attached as Schedule A which will state (a) that such holder is exercising the Initial Exchange Right so as to require Trust to purchase from such holder the number of Exchanged Partnership Units specified in the Initial Exchange Right Notice; (b) subject to Section 2.17, the date of closing of the purchase and sale of the Exchanged Partnership Units pursuant to the exercise of the Initial Exchange Right (the “Initial Exchange Right Closing Date”) which date shall not be earlier than three (3) Business Days, nor later than thirty (30) Business Days, following the date of the Initial Exchange Right Notice; and (c) that such holder has, and on the Initial Exchange Right Closing Date will have, good title to and owns, and on the Initial Exchange Right Closing Date will own, all Exchanged Partnership Units free and clear of all liens, claims and encumbrances. On or prior to the Initial Exchange Right Closing Date, such holder will deliver to Trust the certificate or certificates representing the Exchanged Partnership Units, duly endorsed in blank for transfer, accompanied by any other documents and instruments as may be required to effect a transfer of the Exchanged Partnership Units under the Partnership Agreement.

2.4	Delivery of Initial Exchange Consideration

Provided that the Exercising Exchangeable Securityholder complies with its obligations under Section 2.3 and has exercised the Secondary Exchange Right in accordance with Section 2.9 or has exercised the Liquidity Right in accordance with Section 3.2 and complies with all other applicable obligations under this Agreement, Trust will issue to an Exercising Exchangeable Securityholder the Initial Exchange Consideration on the Initial Exchange Right Closing Date.

2.5	Withdrawal of Exercise

At any time prior to the Initial Exchange Right Closing Date, an Exercising Exchangeable Securityholder will be entitled to withdraw its Initial Exchange Right Notice and Secondary Exchange Right Notice or Liquidity Notice, as applicable.

2.6	Validity of Exchange Consideration

Trust represents, warrants and covenants in favour of the Exchangeable Securityholders and Fund that any Trust Notes issuable by Trust under this Agreement will be duly authorized and will be valid and binding obligations of Trust, enforceable in accordance with their terms, and will be free and clear of any liens, claims or encumbrances.

2.7	Grant of Secondary Exchange Right

Subject to the restrictions in Section 2.14, Fund grants to each Exercising Exchangeable Securityholder the right (the “Secondary Exchange Right”), exercisable at any time following the exercise of the Initial Exchange Right by any such holder, to require Fund to purchase from such holder immediately following the closing of the purchase and sale of the Exchanged Partnership Units pursuant to the exercise of the Initial Exchange Right on the Initial Exchange Right Closing Date (the “Secondary Exchange Right Closing Time”):

(a)	all but not less than all of the Initial Exchange Consideration held by such holder; and

(b)	that number of Common Shares (the “Exchanged Common Shares”) equal to the number of Exchanged Partnership Units.

Fund acknowledges receipt of good and valuable consideration (and the sufficiency of the consideration) for the grant of the Secondary Exchange Right by Fund hereunder.

2.8	Secondary Exchange Consideration

The total purchase price payable by Fund (the “Secondary Purchase Price”) for the Initial Exchange Consideration and the Exchanged Common Shares upon the exercise of the Secondary Exchange Right will be equal to one hundred percent (100.00%) of the Current Market Price of the Applicable Number of Fund Units on the last Business Day prior to the Secondary Exchange Right Closing Time multiplied by the number of Exchanged Common Shares. The Secondary Purchase Price will be satisfied by Fund issuing and delivering to the Exercising Exchangeable Securityholder a number of Fund Units having an aggregate value (computed using the Current Market Price of a Fund Unit on the last Business Day prior to the Secondary Exchange Right Closing Time) equal to the Secondary Purchase Price (the “Secondary Exchange Consideration”).

2.9	Secondary Exchange Right Exercise Procedure

To exercise the Secondary Exchange Right, an Exercising Exchangeable Securityholder must deliver to Fund written notice of exercise (the “Secondary Exchange Right Notice”) in the form attached as Schedule C which will state (a) that such holder is exercising the Secondary Exchange Right so as to require Fund to purchase from such holder all but not less than all of the Initial Exchange Consideration and all of the Exchanged Common Shares and (b) that, upon the issuance by Trust to such holder of the Initial Exchange Consideration on the Initial Exchange Right Closing Date, such holder will have good title to and own the Initial Exchange Consideration and the Exchanged Common Shares free and clear of all liens, claims and encumbrances. At or prior to the Secondary Exchange Right Closing Time, such holder will deliver to Fund the certificates or other instruments representing the Initial Exchange Consideration and the Exchanged Common Shares, duly endorsed in blank for transfer, accompanied by any other document and instruments as may be required to effect a transfer of the Initial Exchange Consideration or the Exchanged Common Shares.

2.10	Delivery of Secondary Exchange Consideration

Provided that the Exercising Exchangeable Securityholder complies with its obligations under Section 2.9 and all other applicable obligations under this Agreement, Fund will issue the Secondary Exchange Consideration to the Exercising Exchangeable Securityholder at the Secondary Exchange Right Closing Time. For so long as Fund Units are held in the Book-Entry Only System administered by CDS, no certificates for Fund Units will be issued pursuant to the exercise of the Secondary Exchange Right and the Fund Units issuable on such exercise will be registered in the name of CDS or its nominee and registered on the books of CDS for the benefit of the Exercising Exchangeable Unitholder through a participant in CDS selected by such Exercising Exchangeable Unitholder.

2.11	Effect of Exercise

At the Secondary Exchange Right Closing Time, provided that all conditions to the closing of the transactions contemplated by the exercise of the Initial Exchange Right and the Secondary Exchange Right have been satisfied or waived:

(a)	Trust will be considered and deemed for all purposes to be the holder of the Exchanged Partnership Units delivered to it pursuant to the exercise of the Initial Exchange Right;

(b)	the Exercising Exchangeable Securityholder (or its nominee) will be considered and deemed for all purposes to be the holder of the Fund Units constituting the Secondary Exchange Consideration; and

(c)	Fund will be considered and deemed for all purposes to be the holder of the Initial Exchange Consideration and the Exchanged Common Shares.

2.12	Repayment of Initial Exchange Consideration

(a)	Once Fund is in receipt of the Initial Exchange Consideration as contemplated in Section 2.9, Fund and Trust will make arrangements for Trust to repay a portion of the Initial Exchange Consideration by issuing a number of Trust Units, the fair market value of which is equal to the portion of the Initial Exchange Consideration being repaid to Fund. The amount of the repayment and the relative amounts of debt and equity of Trust to be outstanding immediately thereafter, as well as the timing and procedures for such repayment, will be agreed to by Fund and Trust subsequent to the receipt of the Initial Exchange Consideration by Fund.

(b)	Trust represents, warrants and covenants in favour of Fund that any Trust Units issuable by Trust under this Agreement will be duly authorized and validly issued as fully paid and non-assessable units and will be free and clear of any liens, claims or encumbrances.

2.13	Validity of Fund Units

Fund represents, warrants and covenants in favour of the Exchangeable Securityholders that any Fund Units issuable by Fund under this Agreement will be duly authorized and validly issued as fully paid and non-assessable units and will be free and clear of any liens, claims or encumbrances. Fund represents and warrants in favour of the Exchangeable Securityholders that Fund has reserved for future issuance and will, at all times during the term of this Agreement, keep available, free from pre-emptive or other rights, the maximum number of Fund Units as may be issuable from time to time on exercise of the Secondary Exchange Right.

2.14	Restrictions on Exchanges

(a)	Notwithstanding anything in this Agreement to the contrary, no party to this Agreement shall be required to issue or transfer any securities other than in accordance with applicable Securities Laws (without the preparation or delivery of a Prospectus, except as provided in Article 5) and stock exchange requirements.

(b)	An Exchangeable Securityholder may not exercise the Initial Exchange Right in respect of any Subordinated Units (as such term is defined in the Partnership Agreement).

(c)	Notwithstanding anything in this Agreement to the contrary, neither of the Initial Exchange Right nor the Secondary Exchange Right may be exercised by an Exchangeable Securityholder if the completion of the transactions contemplated by such rights would result in:

(i)	Fund ceasing to be a “mutual fund trust” or a “unit trust” for purposes of the Tax Act;

(ii)	Trust becoming subject to tax under Part XII.2 of the Tax Act;

(iii)	any newspaper published or produced by General Partner or any of its Subsidiaries ceasing to be a “Canadian newspaper” for purposes of the Tax Act; or

(iv)	the Partnership ceasing to be a “Canadian partnership” for purposes of the Tax Act.

2.15	Adjustment to Applicable Number of Fund Units

In the event that there is a change in the number of Common Shares and Partnership Units outstanding from time to time, or the number of Fund Units outstanding from time to time, as a result of a subdivision, dividend (other than pursuant to the Fund DRIP), consolidation, reclassification, capital reorganization (other than a consolidation of Fund Units pursuant to Section 3.6 of the Fund Declaration of Trust) or similar change in the Partnership Units and Common Shares, or Fund Units (a “Reorganization”), the Applicable Number of Fund Units will be adjusted to be the number of Fund Units that would be held by an Exchangeable Securityholder in respect of one (1) Partnership Unit and one (1) Common Share immediately following the Reorganization if such Exchangeable Securityholder had exercised the Initial Exchange Right and the Secondary Exchange Right in respect of one (1) Partnership Unit and one (1) Common Share immediately before the Reorganization.

2.16	Economic Equivalence

Fund will not, without the prior approval of Exchangeable Securityholders holding a majority of the Partnership Units and Common Shares held by all Exchangeable Securityholders, from time to time, acting reasonably:

(a)	issue or distribute Fund Units (or securities exchangeable for or convertible into or carrying rights to acquire Fund Units) to the holders of all or substantially all of the then outstanding Fund Units (other than pursuant to the Fund DRIP and other than the issue of Fund Units to the holders of Fund Units as a distribution in lieu of a cash distribution pursuant to Section 5.7 of the Fund Declaration of Trust as such section exists on the date hereof);

(b)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Fund Units (or securities exchangeable for or convertible into or carrying rights to acquire Fund Units); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Fund Units (i) evidences of indebtedness of Fund; or (ii) assets of Fund except in accordance with the redemption provisions of the Fund Units according to their terms as at the date hereof;

unless the economic equivalent of such Fund Units, convertible securities, rights, options, warrants, evidences of indebtedness or assets is issued or distributed simultaneously to the Exchangeable Securityholders on a pro rata basis for each Partnership Unit and Common Share held, based upon the number of Fund Units to which each Exchangeable Securityholder is entitled upon the exchange of such Partnership Unit and Common Share pursuant to this Agreement.

2.17	Conditional Exercise

Notwithstanding the requirement in Subsection 2.3(b) to specify the Initial Exchange Right Closing Date in an Initial Exchange Right Notice, an Exchangeable Securityholder may instead state in the Initial Exchange Right Notice certain conditions precedent to the exercise of the Initial Exchange Right, provided that in no event will an Exchangeable Securityholder be permitted to complete the sale of Exchanged Partnership Units pursuant to the exercise of the Initial Exchange Right prior to three (3) Business Days after the date that the Initial Exchange Right Notice has been delivered to Trust. If the conditions are not satisfied within thirty (30) days of the date that the Initial Exchange Right Notice is delivered to Trust, then the Initial Exchange Right Notice will be deemed to have been withdrawn under Section 2.5. If an Initial Exchange Right Notice is delivered subject to conditions precedent in accordance with this Section 2.17, the Initial Exchange Right Closing Date will be deemed to be the third (3rd) Business Day following the date upon which all such conditions are satisfied or waived.

2.18	Fractional Units

Notwithstanding Section 2.8 of this Agreement, Fund shall not be required to issue any fractional Fund Unit. In lieu of the delivery of such fractional Fund Unit, Fund shall make a cash payment to the Exercising Exchangeable Securityholder entitled to such fractional Fund Unit in accordance with the terms of this Agreement equal to the Current Market Price of a Fund Unit multiplied by such fraction.

2.19	Sale of Preferred Shares

Fund shall have the right, but not the obligation, to require an Exercising Exchangeable Securityholder at any time following the exercise of the Initial Exchange Right by any such holder, to require such holder to sell to Fund at any time following the Initial Exchange Right Closing Time up to that number of Preferred Shares (the “Exchanged Preferred Shares”) as determined by Fund in its discretion such that, following such sale, such Exercising Exchangeable Securityholder shall hold the same percentage of outstanding Preferred Shares as it holds of outstanding Common Shares. The total purchase price payable by Fund (the “Preferred Share Purchase Price”) for the Exchanged Preferred Shares will be equal to the aggregate Redemption Price (as defined in the terms of the Preferred Shares) of the Exchanged Preferred Shares. The Preferred Share Purchase Price will be satisfied by Fund issuing and delivering to the Exercising Exchangeable Securityholder a promissory note (the “Promissory

Note”) in the form of Schedule B having an aggregate principal amount equal to the Preferred Share Purchase Price.

ARTICLE 3

LIQUIDITY RIGHT

3.1	Grant of the Liquidity Right

Fund grants to each Exercising Exchangeable Securityholder the right (the “Liquidity Right”), exercisable at any time following the exercise of the Initial Exchange Right by any such holder, to require Fund to purchase from such holder:

(a)	all, but not less than all, of the Initial Exchange Consideration held by such holder; and

(b)	that number of Exchanged Common Shares equal to the number of Exchanged Partnership Units;

for a cash payment (the “Cash Purchase Price”) equal to the net proceeds (determined as the gross proceeds less Selling Expenses but before any Distribution Expenses) of an Underwritten Offering by Fund of the Applicable Number of Fund Units. Fund acknowledges receipt of good and valuable consideration (and the sufficiency of the consideration) for the grant of the Liquidity Right by Fund hereunder. Any exercise of the Liquidity Right will be subject to Fund’s ability to complete an Underwritten Offering of the Applicable Number of Fund Units on terms reasonably acceptable to the independent Fund Trustees and each Exercising Exchangeable Securityholder that has exercised its Liquidity Right; provided, however, that Fund will use its reasonable best efforts to complete such an Underwritten Offering.

3.2	Liquidity Right Exercise Procedure

To exercise the Liquidity Right, an Exercising Exchangeable Securityholder must deliver to Fund written notice of exercise (the “Liquidity Notice”) in the form attached as Schedule D which will state that:

(a)	such Exercising Exchangeable Securityholder is exercising the Liquidity Right so as to require Fund to purchase:

(i)	all, but not less than all, of the Initial Exchange Consideration and all, but not less than all, of the Exchanged Common Shares for the Cash Purchase Price on a specified date which will be no less than twenty (20) Business Days after the Liquidity Notice has been delivered to Fund in the event that Fund is eligible to complete the offering using a short form prospectus, and otherwise no less than thirty-five (35) Business Days after the Liquidity Notice has been delivered to Fund or such shorter period as agreed to by Fund and such Exercising Exchangeable Securityholder (the “Liquidity Closing Date”); and

(b)	upon the issuance by Trust to such holder of the Initial Exchange Consideration on the Initial Exchange Right Closing Date, such holder will have good title to and own the Initial Exchange Consideration and the Exchanged Common Shares free and clear of all liens, claims and encumbrances.

On or prior to the Liquidity Closing Date, such Exchangeable Securityholder will deliver to Fund the certificates or other instruments representing the Initial Exchange Consideration and the Exchanged Common Shares, duly endorsed in blank for transfer, accompanied by any other document and instruments as may be required to effect a transfer of the Initial Exchange Consideration and the Exchanged Common Shares.

3.3	Delivery of Cash Purchase Price and Promissory Note by Fund

Provided that the Exercising Exchangeable Securityholder complies with its obligations under Section 3.2 and all other applicable obligations under this Agreement, Fund will deliver the Cash Purchase Price to the Exercising Exchangeable Securityholder on the Liquidity Closing Date.

3.4	Effect of Exercise of Liquidity Right

If the Liquidity Right has been exercised, at 9:00 a.m. (Toronto time) on the Liquidity Closing Date, subject to receipt of the Cash Purchase Price by the Exercising Exchangeable Securityholder:

(a)	Trust will be considered and deemed for all purposes to be the holder of the Exchanged Partnership Units delivered to it pursuant to the exercise of the Initial Exchange Right; and

(b)	Fund will be considered and deemed for all purposes to be the holder of the Initial Exchange Consideration and Exchanged Common Shares.

3.5	Repayment of Initial Exchange Consideration

(a)	Once Fund is in receipt of the Initial Exchange Consideration as contemplated in Section 3.2, Fund and Trust will make arrangements for Trust to repay a portion of the Initial Exchange Consideration by issuing a number of Trust Units, the fair market value of which is equal to the portion of the Initial Exchange Consideration being repaid to Fund. The amount of the repayment and the relative amounts of debt and equity of Trust to be outstanding immediately thereafter, as well as the timing and procedures for such repayment, will be agreed to by Fund and Trust subsequent to the receipt of the Initial Exchange Consideration by Fund.

(b)	Trust represents, warrants and covenants in favour of Fund that any Trust Units issuable by Trust under this Agreement will be duly authorized and validly issued as fully paid and non-assessable units and will be free and clear of any liens, claims or encumbrances.

3.6	Investor Participation in Offering to Raise Cash Purchase Price

If Fund completes an Underwritten Offering to raise the Cash Purchase Price to satisfy its obligations under this Article 3, then the provisions of Subsection 5.1(a) relating to the ability of Fund to defer filing of or withdraw a Prospectus, Subsections 5.1(b) and 5.1(d), Sections 5.4 and

5.5 and Schedule F, will apply mutatis mutandis as if the Exchangeable Securityholder was a “Demand Holder”.

ARTICLE 4

OTHER CONDITIONS AND COVENANTS

4.1	Co-operation and Acknowledgement

As of the date hereof, CanWest represents and warrants to Fund and Trust that its holdings of Common Shares, Preferred Shares and Partnership Units are as set forth in Schedule E. Fund and Trust represent and warrant that each of their respective holdings of Common Shares, Preferred Shares and units of Partnership are as set forth in Schedule E. General Partner confirms that there are no outstanding Common Shares, Preferred Shares or units of Partnership other than as set forth in Schedule E. At the request of any of Fund, Trust or an Exchangeable Securityholder, any party hereto will execute all such documents and do all such acts and things as may be reasonably required in connection with this Agreement, including providing assistance in obtaining any third party or regulatory consents or approvals that are required in connection with any transfer of Common Shares, Preferred Shares or Partnership Units pursuant to the exercise of the Initial Exchange Right, the Secondary Exchange Right or the Liquidity Right.

4.2	Securities Law Compliance

Fund covenants and agrees that it will make such filings, obtain such approvals, registrations and qualifications and take such other steps as may be necessary in order that the distribution of Fund Units issuable hereunder to an Exercising Exchangeable Securityholder on exercise of the Initial Exchange Right and the Secondary Exchange Right and the subsequent disposition of any of such Fund Units by an Exercising Exchangeable Securityholder will not be subject to the prospectus qualification requirements of the Securities Laws; provided, however, that Fund will not be required to obtain any such approvals, registrations or qualifications necessary to waive or abridge any “seasoning period” or “restricted period” applicable to its securities pursuant to National Instrument 45-102 of the securities regulators, including any resale restrictions applicable to a “control distribution” as defined therein, and provided further that the obligations of Fund hereunder will be subject to the receipt from an Exercising Exchangeable Securityholder to whom any Fund Units are delivered of such representations, agreements and undertakings, including as to future dealings in such securities, as Fund reasonably determines to be necessary or advisable in order to safeguard against the violation of the Securities Laws of any jurisdiction.

4.3	Stock Exchange Listing

Fund covenants and agrees that it will make such filings and take such other reasonable steps as may be necessary in order:

(a)	that the Fund Units issuable hereunder will be approved for listing and posted for trading on the Toronto Stock Exchange or any stock exchange or automated quotation system on which the Fund Units are then listed; and

(b)	to preserve the listing on the Toronto Stock Exchange of all outstanding Fund Units, provided that for greater certainty the Fund will not be prohibited from repurchasing and cancelling its Fund Units.

4.4	Limitation of Ownership by Non-Residents

The parties acknowledge and agree that the exercise of the Initial Exchange Right and the Secondary Exchange Right are subject to the provisions of Section 13.5 of the Fund Declaration of Trust, including the limitations that at no time may Non-residents or Non-citizens (as each such term is defined in the Fund Declaration of Trust) (collectively, “Non-residents”) be the beneficial owners of more than thirty percent (30%) of the outstanding Fund Units (the “Non-resident Ownership Limitation”).

If the Fund Trustees become aware that the beneficial owners of more than thirty percent 30% of the Fund Units then outstanding are, or may be, Non-residents or that such a situation is imminent, Fund will give Trust and each of the Exchangeable Securityholders notice thereof and Trust will not be required to give effect to the Initial Exchange Right as provided herein until such time as the Fund Trustees, in their sole discretion, have determined that the exercise of such rights would not result in the contravention of the limitations referenced above. Any purported exercise of the Initial Exchange Right that is not effected as a result of these limitations may be withdrawn by an Exchangeable Securityholder, provided that any such exercise(s) that is not so withdrawn will at the request of an Exchangeable Securityholder be effected by Trust, in the order in which it was initially received, as soon as practicable following the time at which the Fund Trustees determine that such exercise is permitted as aforesaid. Any purported exercise of the Secondary Exchange Right or the Liquidity Right in consequence of the exercise of the Initial Exchange Right will be postponed or withdrawn in the same manner and to the same extent as the related exercise of the Initial Exchange Right in accordance with this Section 4.4. For greater clarity, this Section 4.4 will not prevent or delay the exercise of an Initial Exchange Right, a Secondary Exchange Right or a Liquidity Right which would not result in a breach of the Non-resident Ownership Limitation, irrespective of whether or not such Initial Exchange Right, Secondary Exchange Right or a Liquidity Right has been exercised before or after the exercise of the Initial Exchange Right, Secondary Exchange Right or a Liquidity Right that would result in a breach of the Non-resident Ownership Limitation.

4.5	Withholding Rights

Fund and Trust will be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Common Shares, Preferred Shares and Partnership Units any amounts as Fund or Trust may from time to time be required to deduct and withhold with respect to that payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended, or succeeded. In particular, Fund will be entitled to withhold in accordance with the provisions of Section 116 of the Tax Act and Article 1101 of the Taxation Act (Quebec) unless the holder provides Fund with a statutory declaration providing that the holder is not a non-resident of Canada for purposes of the Tax Act or certificates satisfactory to Fund (each having a certificate limit that is not less than the fair market value on the date of the exchange of Common Shares, Preferred Shares and Partnership Units being exchanged) or otherwise satisfies Fund that such certificates are not required. To the extent that amounts are so withheld, the withheld amounts will be treated for all purposes as having been paid to the holder of the securities in respect of which the deduction and withholding was made, provided that the withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amounts so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Fund and Trust are hereby authorized to sell or otherwise dispose of any portion of the consideration as is necessary to provide sufficient funds to Fund or Trust to enable it to comply with the deduction or withholding requirements and Fund or Trust will notify the holder and remit to the holder any unapplied balance of the net proceeds of the sale.

4.6	Copies of Fund Information

Fund will deliver to each Exchangeable Securityholder copies of all proxy materials, information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Fund Units at the same time as those materials are first sent to holders of Fund Units.

4.7	Restrictions on Actions of Fund and Trust

Fund and Trust hereby agree that neither of them will directly or indirectly take any of the following actions without the prior written approval of the board of directors of General Partner:

(a)	make any investment (whether or not for consideration) in any Person other than General Partner or Partnership;

(b)	issue any Fund Units or other securities or repurchase outstanding Fund Units or other securities, other than pursuant to the exercise of rights granted to an Exchangeable Securityholder (including the Initial Exchange Right, the Secondary Exchange Right, the Liquidity Right or the registration rights described in Article 5 of this Agreement), pursuant to the right to issue Fund Units to the holders of Fund Units contained in Section 5.7 of the Fund Declaration of Trust and the right to issue Trust Units to the holders of Trust Units contained in Section 5.7 of the Trust Declaration of Trust or pursuant to the redemption right contained in Section 6.1 of the Fund Declaration of Trust or Section 6.1 of the Trust Declaration of Trust, as the case may be; or

(c)	issue any debt securities (other than in the case of Trust, pursuant to its Trust Note Indenture) or guarantee the indebtedness of any third party.

4.8	Fund Successor

(a)	Subject to Subsection 4.8(c), Fund will not consummate any transaction (whether by way of reconstruction, reorganization, plan of arrangement, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing Person resulting therefrom unless:

(i)

such other Person (the “Fund Successor”), by operation of law, becomes bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by Fund Successor of liability for all amounts payable and property deliverable hereunder and the covenant of such Fund Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Fund under this Agreement; and

(ii)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other Parties hereunder or of the holders of Partnership Units and Common Shares.

(b)	Whenever the conditions of Subsection 4.8(a) have been duly observed and performed, if required by Subsection 4.8(a), Fund Successor and the other Parties hereto will execute and deliver the supplemental agreement provided for herein and thereupon Fund Successor will possess and from time to time may exercise each and every right and power and will be subject to each and every obligation of Fund under this Agreement in the name of Fund or otherwise and any act or proceeding under any provision of this Agreement required to be done or performed by Fund or any officer of Fund may be done and performed with like force and effect by the directors or officers of such Fund Successor.

(c)	Nothing herein will be construed as preventing the merger or similar transaction of any wholly-owned direct or indirect subsidiary entity of Fund with or into Fund or the winding-up, liquidation or dissolution of any wholly-owned subsidiary entity of Fund provided that all of the assets of such subsidiary entity are transferred to Fund or another wholly-owned direct or indirect subsidiary entity of Fund.

4.9	Offers

(a)	If an offer, issuer bid, take-over bid or similar transaction with respect to the Fund Units is proposed by Fund or is proposed to Fund or holders of Fund Units and is recommended by the board of trustees of Fund, or is otherwise effected or to be effected with the consent or approval of the board of trustees of Fund (each, an “Approved Offer”), Fund will, expeditiously and in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit Exchangeable Securityholders to participate in such Approved Offer to the same extent and on an economically equivalent basis (before income tax) as the holders of Fund Units without discrimination. Without limiting the generality of the foregoing, Fund will, expeditiously and in good faith, ensure that Exchangeable Securityholders may participate in all such Approved Offers without being required to exercise the Initial Exchange Right and Secondary Exchange Right (or, if so required, to ensure that any such exchange will be effective only upon, and will be conditional upon, the successful completion of the Approved Offer and only to the extent necessary to tender to or deposit under the Approved Offer).

(b)

If an offer, issuer bid, take-over bid or similar transaction with respect to the Fund Units is proposed to Fund or holders of Fund Units and is not recommended by the board of trustees of Fund and not effected or to be effected with the consent or approval of the board of trustees of Fund (each, a “Non-Approved Offer”), Fund will, to the extent possible in the circumstances, expeditiously and in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit Exchangeable Securityholders to participate in such Non-Approved Offer to the same extent and on an economically equivalent basis (before income tax) as the holders of Fund Units without discrimination. Without limiting the generality of the foregoing, Fund will, to the extent possible in the circumstances, expeditiously and in good faith, ensure Exchangeable Securityholders may participate in all such Non-Approved Offers without being required to exercise the Initial Exchange Right and the Secondary Exchange Right (or, if so required, to ensure that any such exchange will be effective only upon, and will be conditional upon, the successful completion of the Non-Approved Offer and only to the extent necessary to tender to or deposit under the Non-Approved Offer).

ARTICLE 5

REGISTRATION RIGHTS

5.1	Demand Registration

(a)

Right to Demand; Demand Notices. Subject to the provisions of this Section 5.1, CanWest (or any person to whom CanWest assigns any of its rights under this Section 5.1) (the “Demand Holder”) on no more than fifteen (15) occasions in the aggregate, may, at any time, make a written request to Fund to file a Prospectus under Securities Laws in respect of all or part of its Registrable Securities (a “Demand Registration”). All requests made pursuant to this Article 5 will specify the aggregate amount of Registrable Securities to be qualified for distribution at such holder’s request and will also specify the intended methods of disposition thereof. Fund shall cooperate in a timely manner in connection with such disposition and the procedures in Schedule F shall apply. If Fund is requested to effect a Demand Registration and the Fund Trustees, in their good faith judgement, determine that any Demand Registration should not be made or continued because it would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto, or would require the disclosure of material non-public information that, in the good faith judgement of the Fund Trustees, would have a material adverse effect on the Fund and its Subsidiaries taken as a whole, or a material adverse effect on any significant Subsidiary (a “Valid Business Reason”), Fund will have the right to defer the filing of a Prospectus, or may withdraw a Prospectus that has been filed or may postpone amending or supplementing any previously filed Prospectus until such Valid Business Reason no longer exists provided that such deferral or postponement shall not extend for a period of more than one hundred and twenty (120) days after receipt of the request for such Demand Registration from the Demand Holder, and provided further that such right may not be exercised by Fund more than once in any twelve (12)-month period. Fund will give written notice of its determination to defer filing, postpone the amendment of or withdraw a Prospectus and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If Fund so defers the filing of a Prospectus and if the Demand Holder within thirty (30) days after receipt of a notice of deferral from Fund advises Fund in writing that it has determined to withdraw such request for Demand Registration, then such Demand Registration will be deemed to be withdrawn and such request will be deemed not to have been given for purposes of determining whether such Demand Holder has exercised its right to one (1) of the Demand Registrations permitted to such Demand Holder pursuant to this Section 5.1.

(b)	Limitations on Demand Registration. The Demand Registration rights granted under Subsection 5.1(a) are subject to the following limitations:

(i)	Fund will not be required to effect a Demand Registration during the period ending ninety (90) days after the date of the receipt or other decision document from applicable securities regulators for Fund’s most recent Prospectus filed under Securities Laws; and

(ii)	Fund will not be required to cause a registration pursuant to Subsection 5.1(a) if more than fifteen (15) Demand Registrations have been completed.

(c)	Withdrawal of Initial Exchange Right Notice. If, following any request for a Demand Registration, the sale, offering or other disposition or Distribution of Registrable Securities is not completed, any accompanying or related Initial Exchange Right Notice shall be deemed to be withdrawn.

(d)	Selection of Underwriters and Fund Counsel. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Demand Holder will have the right, subject to the consent of Fund (which consent will not be unreasonably withheld or delayed), to select the managing underwriter or underwriters to administer the Underwritten Offering.

5.2	Fund Participation in Demand Registration Offering

Fund shall not propose to qualify any Fund Units under Securities Laws for Distribution for that period of time following the closing of a sale of Registrable Securities in accordance with a Demand Registration made by a Demand Holder equal to the period of time (not to exceed 180 days), if any, that the Demand Holder has agreed not to sell Fund Units pursuant to the underwriting agreement with the underwriters participating in such sale of Registrable Securities. Notwithstanding the foregoing, Fund may elect to qualify for Distribution any authorized but unissued Fund Units pursuant to any Prospectus filed in accordance with Section 5.1 unless a Demand Holder determines that qualifying such Fund Units for Distribution would adversely affect the Demand Holder’s Distribution; provided, however, that such qualification for Distribution will be permitted only to the extent that Fund agrees to and the Fund Units to be sold by Fund are sold pursuant to, and subject to the terms of, the underwriting agreement or other arrangements entered into by each Demand Holder.

5.3	Piggyback Registrations

(a)	Participation. If at any time, Fund files a Prospectus with respect to the Distribution of any Fund Units, then Fund will give prompt notice (the “Initial Notice”) to each Demand Holder. The Initial Notice will offer each Demand Holder the opportunity to qualify for Distribution such number of Registrable Securities as such holder may request and will set forth (i) the anticipated filing date of such Prospectus, (ii) the number of Fund Units that is proposed to be qualified for Distribution by such Prospectus by Fund, and (iii) the proposed manner of Distribution. Fund will use reasonable commercial efforts to include in such Prospectus, such Registrable Securities for which it has received, within ten (10) Business Days after the Initial Notice, written requests to qualify for Distribution such Registrable Securities (“Piggyback Registration”), unless Fund reasonably determines that including such Registrable Securities in the Distribution would materially adversely affect Fund’s Distribution. Fund may decline to file a Prospectus after giving the Initial Notice, or withdraw a Prospectus after filing and after such Initial Notice, but prior to the (final) receipt or equivalent decision document being issued by applicable securities regulators for the Prospectus. The procedures in Schedule F shall apply to such Distribution of Fund Units by the Demand Holder. If a Demand Holder makes a request for Piggyback Registration, such request shall be accompanied by an appropriate Initial Exchange Right Notice and Secondary Exchange Right Notice, as applicable. If the proposed sale, offering or other disposition is not completed, any Initial Exchange Right Notice and Secondary Exchange Right Notice shall be deemed to be withdrawn.

5.4	Underwritten Offering

In the case of an Underwritten Offering, the Demand Holder may participate in the negotiations of the terms of any underwriting agreement. The Demand Holder’s participation in the Underwritten Offering is conditional upon it agreeing that the terms of any underwriting agreement are satisfactory to it.

5.5	Securities Law Indemnification

(a)

Indemnification by Fund. Subject to Subsection 5.5(b) and the other provisions of this Section 5.5, Fund agrees to indemnify and hold harmless, to the full extent permitted by law, the Demand Holder, its officers, directors and employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any preliminary Prospectus or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Fund by or on behalf of such Demand Holder or any Underwriter expressly for use therein; provided, however, that Fund will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) such untrue statement or alleged untrue statement, omission or alleged omission in such preliminary Prospectus is corrected in the Prospectus, and (ii) such Demand Holder failed to deliver or cause to be delivered a copy of the Prospectus to the Person asserting such loss, claim, damage, liability or expense after the Fund had furnished such Demand Holder with a sufficient number of copies of the same. Fund will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Demand Holder, if requested; provided that Fund may use its reasonable efforts to negotiate the terms of the indemnification provisions of an underwriting agreement provided by any underwriter engaged in accordance with the provisions of this Agreement. Fund will not be liable for any settlement effected without Fund’s written consent, not to be unreasonably withheld or delayed.

(b)	Indemnification by Demand Holder. In connection with each Demand Registration or Piggyback Registration, the Demand Holder will furnish to Fund in writing such information and certificates as the Fund reasonably requests for use in connection with the Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, Fund, the Fund Trustees, officers of Fund and each Person who controls Fund (within the meaning of the Securities Act) and the underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the preliminary Prospectus or Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or certificate so furnished in writing by or on behalf of such Demand Holder to Fund specifically for inclusion in such Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; provided that such indemnity will be subject to a cap in the amount of the net sale proceeds received by the Demand Holder. Fund will be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus. A Demand Holder will not be liable for any settlement effected without that Demand Holder’s written consent, not to be unreasonably withheld or delayed.

(c)

Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party;

provided, however, that any delay or failure to so notify the indemnifying party will relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided further, however, that any Person entitled to indemnification hereunder will have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel will be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, or (ii) indemnifying party will have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, or (iii) in the reasonable judgement of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnifying party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it will promptly notify the others of such offer. If the indemnifying party refuses to accept such offer within twenty (20) Business Days after receipt of such offer (or of notice thereof), such claim will continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party will be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but if the indemnified party refuses to accept such offer within twenty (20) Business Days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim will be limited to and will not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. If it is determined that indemnification is appropriate, indemnification for expenses and fees will be advanced as requested from time to time by an indemnified party.

(d)

Contribution. If for any reason the indemnification provided for in Subsections 5.5(a) and 5.5(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Subsections 5.5(a) and 5.5(b), then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of misrepresentation (within the meaning of the Securities Act) will be entitled to contribution from any Person who was not guilty of such misrepresentation.

ARTICLE 6

TERMINATION

6.1	Term

This Agreement will come into force and effect as of the date set out on the first page of this Agreement and, except as provided below, will continue in force until the earlier of:

(a)	the date on which the Fund holds, directly or indirectly, all of the outstanding Common Shares, Preferred Shares and Partnership Units; or

(b)	the date on which this Agreement is terminated by written agreement of all the Persons who, at the time this Agreement is terminated, are the registered holders of all the outstanding Common Shares and Partnership Units;

provided that the indemnification provisions in Article 5 will continue in full force and effect for a period of three (3) years from the date on which the underwriters of Fund in respect of a Demand Registration or a Piggy-Back Registration notify securities regulatory authorities, in accordance with applicable Securities Laws, of the completion of the Distribution of Fund Units under the Prospectus.

ARTICLE 7

GENERAL

7.1	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.2	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

7.3	Enurement

This Agreement will be binding upon and enure to the benefit of the parties to this Agreement and their respective successors and permitted assigns from time to time.

7.4	Assignment

This Agreement may be assigned in whole or in part by CanWest (upon notice to Trust and Fund) to any transferee of Partnership Units, Common Shares and Preferred Shares other than the Trust and Fund, respectively, or their successors and permitted assigns; and, upon the transferee executing an instrument in writing agreeing to be bound by this Agreement, the transferee will be entitled to its benefit and be bound by all of its terms as if it were an original signatory hereto. This Agreement may not be assigned by Trust or Fund without the written consent of CanWest or its assignee, as the case may be.

7.5	Execution of Supplemental Agreements

From time to time, the Parties may, subject to the provisions of this Agreement, and they will, when so directed by this Agreement, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter will form part hereof, for the purpose of evidencing the succession of a Fund Successor and the assumption by the Fund Successor of the covenants and obligations to be assumed by the Fund Successor in accordance with the provisions of Section 4.8.

7.6	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section 7.6 referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	if to CanWest:

3100 CanWest Global Place

201 Portage Avenue

Winnipeg, MB R3B 3L7

Attention:       Richard Leipsic, General Counsel

Fax number:   (204) 947-9841

E-mail:             rleipsic@canwest.com

(b)	if to Fund or Trust:

1450 Don Mills Road

Toronto, ON M3B 2X7

Attention:       The Trustees

Fax number:   (416) 446-5423

(c)	if to General Partner or Partnership:

1450 Don Mills Road

Toronto, ON M3B 2X7

Attention:       President and Chief Executive Officer

Fax number:   (416) 446-5423

Any Notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any party may, from time to time, change its address by giving Notice to the other parties in accordance with the provisions of this Section.

7.7	Non-Merger

Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties will not merge on and will survive the exercise of the Initial Exchange Right and Secondary Exchange Right and, notwithstanding such exchange and any investigation made by or on behalf of any party, will continue in full force and effect. The exercise of the Initial Exchange Right and Secondary Exchange Right will not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

7.8	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

7.9	Time of Essence

Time is of the essence of this Agreement.

7.10	Osler, Hoskin & Harcourt LLP Acting for More than One Party

Each of the Parties to this Agreement has been advised and acknowledges to each other and to Osler, Hoskin & Harcourt LLP (“Osler”) that (a) Osler is acting in connection with this Agreement (and all other agreements between the Parties being entered into as part of the offering of securities being undertaken by the Fund) as counsel to and jointly representing CanWest, General Partner, Partnership, Fund and Trust (each a “Client” and, collectively, “Clients”), (b) in this role, information disclosed to Osler by one Client will not be kept confidential and will be disclosed to all Clients and each of the Parties consents to Osler so acting, and (c) should a conflict arise between any Clients, Osler may not be able to continue to act for any of such Clients.

7.11	Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner will promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed.

- The remainder of the page has intentionally been left blank -

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CANWEST MEDIAWORKS INC.			CWMW TRUST

By:			By:
	Name:	Richard M. Leipsic		Name:	John E. Maguire
	Title:	Vice-President and General Counsel		Title:	Trustee

By:
	Name:	Riva J. Richard
	Title:	Assistant Secretary

CANWEST MEDIAWORKS (CANADA) INC.			CANWEST MEDIAWORKS LIMITED PARTNERSHIP by its General Partner, CanWest MediaWorks (Canada) Inc.

By:			By:
	Name:	Peter D. Viner		Name:	Peter D. Viner
	Title:	President and Chief Executive Officer		Title:	President and Chief Executive Officer

By:			By:
	Name:	Riva J. Richard		Name:	Riva J. Richard
	Title:	Secretary		Title:	Secretary

CANWEST MEDIAWORKS INCOME FUND

By:
	Name:	Peter M. Liba
	Title:	Trustee

By:
	Name:	Richard M. Leipsic
	Title:	Trustee

SCHEDULE A

INITIAL EXCHANGE RIGHT NOTICE

TO:	CWMW TRUST

This notice is given pursuant to Article 2 of the Liquidity & Exchange Agreement (the “Liquidity & Exchange Agreement”) made as of the ● day of ●, 2005 among CanWest Media Inc., CanWest MediaWorks Income Fund (the “Fund”), CWMW Trust (“Trust”) CanWest MediaWorks Limited Partnership (the “Partnership”) CanWest MediaWorks (Canada) Inc. (the “General Partner”) and each additional person who becomes from time to time a holder of common shares, preferred shares or partnership units and agrees to be a party to and bound by the Liquidity & Exchange Agreement. All capitalized words and expressions used in this Initial Exchange Right Notice that are defined in the Liquidity & Exchange Agreement have the meanings ascribed to such words and expressions in the Liquidity & Exchange Agreement.

The undersigned hereby notifies the Trust that the undersigned hereby exercises its right to have the Trust purchase from the undersigned in accordance with Article 2 of the Exchange Agreement:

                         Partnership Units on                             ,                  (the “Initial Exchange Right Closing Date”).

NOTE:	The Initial Exchange Right Closing Date must be a Business Day and must not be less than 3 Business Days nor more than 30 Business Days after the date of this Initial Exchange Right Notice. If no such Business Day is specified above, the Initial Exchange Right Closing Date shall be deemed to be the third Business Day after the date of this Initial Exchange Right Notice.

This notice is and shall be deemed to be a revocable offer by the undersigned to transfer the Partnership Units to Trust in accordance with the Liquidity & Exchange Agreement. This Initial Exchange Right Notice, and this offer to transfer the Partnership Units may be revoked and withdrawn by the undersigned by notice in writing given to Trust at any time before the Initial Exchange Right Closing Date.

The undersigned hereby represents and warrants to Trust that:

2.	the undersigned has, and on the Initial Exchange Right Closing Date will have, good title to, and owns, and on the Initial Exchange Right Closing Date will own, the Partnership Units represented by the enclosed certificates free and clear of all liens, claims and encumbrances.

3.	the undersigned is an “accredited investor” under applicable Securities Laws and has not been created or used solely to purchase or hold securities as an “accredited investor”;

4.

the undersigned is aware that the Trust Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and that the Trust Notes may not be offered or sold in the United States without registration under the U.S. Securities Act and applicable state securities laws or in compliance with the requirements of an exemption from such registration;

5.	if the undersigned is a “U.S. Person” (as that term is defined in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person and any partnership or corporation organized or incorporated under the laws of the United States), either: (i) the undersigned is at the date the notice is delivered an “accredited investor” (as that term is defined under Rule 501(a) of Regulation D promulgated under the U.S. Securities Act), or (ii) the sale of the Trust Notes to the undersigned is otherwise exempt from registration under the U.S. Securities Act and all applicable United States state securities laws based on an opinion of counsel to such effect; and

6.	the undersigned will not (i) offer or sell the Trust Notes in violation of any applicable federal or state securities laws of the United States; or (ii) resell the Trust Notes delivered on exercise of the Initial Exchange Right except in accordance with the Securities Laws and the applicable rules of the Toronto Stock Exchange.

NOTE:	This Initial Exchange Right Notice must be completed and this Initial Exchange Right Notice together with the certificates for the Partnership Units to be Transferred to Trust must be deposited with Trust. The Trust Notes to be issued in consideration for the Partnership Units will be issued and registered in the name of the undersigned as it appears on the register of the Limited Partnership and such Trust Notes will be delivered to the undersigned as indicated above, unless the form appearing immediately below is duly completed in respect of such Trust Notes.

Date:                                                  ,                                                  .

Signature of Unitholder

Name of Person in Whose Name Trust Notes
are to be Registered, Issued or
Delivered (please print):

Street Address or P.O. Box:

Signature of Unitholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:	If this Initial Exchange Right Notice is for less than all of the Partnership Units represented by the certificates accompanying this Initial Exchange Right Notice, certificates representing the remaining Partnership Units represented by such certificates will be issued and registered in the name of the undersigned above as it appears on the register of the Limited Partnership, unless the foregoing form appearing immediately below is duly completed in respect of such Partnership Units.

Name of Person in Whose Name Partnership Units
are to be Registered, Issued or
Delivered (please print):

Street Address or P.O. Box:

Signature of Unitholder:

City, Province and Postal Code:

Signature Guaranteed by:

SCHEDULE B

DEMAND PROMISSORY NOTE

TORONTO, ONTARIO

DATE: ●

1.	Promise to Pay

FOR VALUE RECEIVED the undersigned (the “Borrower”) unconditionally promises to pay on demand to ● (the “Lender”), its successors and assigns, or to its order, at its offices at [insert full address] (or at such other address as the Lender shall notify the Borrower), in lawful money of Canada, an amount equal to the aggregate Redemption Price of ● non-voting redeemable preferred shares of CanWest MediaWorks (Canada) Inc., as determined in accordance with the terms and conditions of such shares.

2.	Interest

The Principal Amount outstanding at any time, and from time to time, shall not bear interest.

3.	Waiver by the Borrower

The Borrower waives presentment for payment, notice of non-payment, notice of dishonour, and notice of protest of this Note. The Borrower also waives the right to assert in any action or proceeding with regard to this Note any set-offs or counterclaims which the Borrower may have.

4.	No Waiver by the Lender

Neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay, or omission of the Lender to exercise or enforce any of its rights or remedies under this Note, shall constitute a waiver by the Lender of its right to enforce any such rights and remedies subsequently. The single or partial exercise of any such right or remedy shall not preclude the Lender’s further exercise of such right or remedy or any other right or remedy.

5.	Governing Law and Successors

This Note is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario, and shall enure to the benefit of the Lender and its successors and assigns, and shall be binding on the Borrower and its successors and permitted assigns.

CANWEST MEDIAWORKS INCOME FUND

By:
	Name:	●
	Title:	●

By:
	Name:	●
	Title:	●

SCHEDULE C

SECONDARY EXCHANGE RIGHT NOTICE

TO:	CANWEST MEDIAWORKS INCOME FUND

This notice is given pursuant to Article 2 of the Liquidity & Exchange Agreement (the “Liquidity & Exchange Agreement”) made as of the ● day of ●, 2005 among CanWest Media Inc., CanWest MediaWorks Income Fund (the “Fund”), CWMW Trust (“Trust”) CanWest MediaWorks Limited Partnership (the “Partnership”) CanWest MediaWorks (Canada) Inc. (the “General Partner”) and each additional person who becomes from time to time a holder of common shares, preferred shares or partnership units and agrees to be a party to and bound by the Liquidity & Exchange Agreement. All capitalized words and expressions used in this Initial Exchange Right Notice that are defined in the Liquidity & Exchange Agreement have the meanings ascribed to such words and expressions in the Liquidity & Exchange Agreement.

The undersigned hereby notifies the Fund that the undersigned hereby exercises its right to have the Fund purchase from the undersigned in accordance with Article 2 of the Exchange Agreement all but not less than all of the Initial Exchange Consideration and the Exchanged Common Shares in consideration for Fund Units.

This notice is and shall be deemed to be a revocable offer by the undersigned to transfer the Initial Exchange Consideration and the Exchanged Common Shares in accordance with the Liquidity & Exchange Agreement. This Secondary Exchange Right Notice, and this offer to transfer the Initial Exchange Consideration and the Exchanged Common Shares may be revoked and withdrawn by the undersigned by notice in writing given to Fund at any time before the Initial Exchange Right Closing Date.

The undersigned hereby represents and warrants to Fund that:

1.	upon the issuance by Trust to the undersigned of the Initial Exchange Consideration on the Initial Exchange Right Closing Date, the undersigned will have, and at the Secondary Exchange Right Closing Time will have, good title to, and will own, and on the Secondary Exchange Right Closing Time will own, the Initial Exchange Consideration and the Exchanged Common Shares represented by the enclosed certificates free and clear of all liens, claims and encumbrances.

2.	the undersigned is an “accredited investor” under applicable Securities Laws and has not been created or used solely to purchase or hold securities as an “accredited investor”;

3.	the undersigned is aware that the Fund Units have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and that the Trust Notes may not be offered or sold in the United States without registration under the U.S. Securities Act and applicable state securities laws or in compliance with the requirements of an exemption from such registration;

4.	if the undersigned is a “U.S. Person” (as that term is defined in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person and any partnership or corporation organized or incorporated under the laws of the United States), either: (i) the undersigned is at the date the notice is delivered an “accredited investor” (as that term is defined under Rule 501(a) of Regulation D promulgated under the U.S. Securities Act), or (ii) the sale of the Fund Units to the undersigned is otherwise exempt from registration under the U.S. Securities Act and all applicable United States state securities laws based on an opinion of counsel to such effect; and

5.	the undersigned will not (i) offer or sell the Fund Units in violation of any applicable federal or state securities laws of the United States; or (ii) resell the Fund Units delivered on exercise of the Secondary Exchange Right except in accordance with the Securities Laws and the applicable rules of the Toronto Stock Exchange.

NOTE:	This Secondary Exchange Right Notice must be completed and this Secondary Exchange Right Notice together with the certificates for the Initial Exchange Consideration and Exchanged Common Shares to be Transferred to Fund must be deposited with Fund. The Fund Units to be issued in consideration for the Initial Exchange Consideration and Exchanged Common Shares will be issued and registered in the name of the undersigned as it appears on the registers of the Trust and the General Partner and such Initial Exchange Consideration and Exchanged Common Shares will be delivered to the undersigned as indicated above, unless the form appearing immediately below is duly completed in respect of such Fund Units.

Date:                                 ,                                 .

Signature of Unitholder

Name of Person in Whose Name Fund Units[1]
are to be Registered, Issued or
Delivered (please print):

Street Address or P.O. Box:

Signature of Unitholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:	If this Secondary Exchange Right Notice is for less than all of the Common Shares represented by the certificates accompanying this Secondary Exchange Right Notice, certificates representing the remaining Common Shares represented by such certificates will be issued and registered in the name of the undersigned above as it appears on the register of the General Partner, unless the foregoing form appearing immediately below is duly completed in respect of such Common Shares.

Name of Person in Whose Name Common Shares
are to be Registered, Issued or
Delivered (please print):

Street Address or P.O. Box:

Signature of Unitholder:

City, Province and Postal Code:

Signature Guaranteed by:

[1]	For so long as Fund Units are held in the Book-Entry Only System administered by the Canadian Depository for Securities Limited, the following additional information shall be provided and the Fund Units will be registered in the name of the Canadian Depositary for Securities Limited or its nominee:

Name of CDS Participant through which

Fund Units will be held:

FINS number of CDS Participant:

Name and telephone number of

Registered Representative at CDS participant:

SCHEDULE D

LIQUIDITY NOTICE

TO:	CANWEST MEDIAWORKS INCOME FUND

This notice is given pursuant to Article 2 of the Liquidity & Exchange Agreement (the “Liquidity & Exchange Agreement”) made as of the ● day of ●, 2005 among CanWest Media Inc., CanWest MediaWorks Income Fund (the “Fund”), CWMW Trust (“Trust”) CanWest MediaWorks Limited Partnership (the “Partnership”) CanWest MediaWorks (Canada) Inc. (the “General Partner”) and each additional person who becomes from time to time a holder of common shares, preferred shares or partnership units and agrees to be a party to and bound by the Liquidity & Exchange Agreement. All capitalized words and expressions used in this Initial Exchange Right Notice that are defined in the Liquidity & Exchange Agreement have the meanings ascribed to such words and expressions in the Liquidity & Exchange Agreement.

The undersigned hereby notifies the Fund that the undersigned hereby exercises its right to have the Fund purchase from the undersigned in accordance with Article 2 of the Exchange Agreement all but not less than all of the Initial Exchange Consideration and the Exchanged Common Shares in consideration for the Cash Purchase Price on                     ,                      (the “Liquidity Closing Date”).

NOTE:	The Liquidity Closing Date must be a Business Day and must not be less than twenty (20) Business Days after the receipt of this Liquidity Notice by Fund if Fund is eligible to complete a prospectus offering in one or more provinces of Canada using a short form prospectus, and otherwise not less than thirty-five (35) Business Days after the receipt of this Liquidity Notice by Fund, or such shorter period as may be agreed to by Fund and the undersigned.

This notice is and shall be deemed to be a revocable offer by the undersigned to transfer the Initial Exchange Consideration and the Exchanged Common Shares in accordance with the Liquidity & Exchange Agreement. This Liquidity Notice, and this offer to transfer the Initial Exchange Consideration and the Exchanged Common Shares may be revoked and withdrawn by the undersigned by notice in writing given to Fund at any time before the Initial Exchange Right Closing Date.

This notice is delivered subject to Fund’s ability to complete an Underwritten Offering of the Applicable Number of Fund Units on terms reasonably acceptable to Fund’s Independent Trustees and the undersigned; provided, however, that Fund will use its reasonable best efforts to complete such an Underwritten Offering.

The undersigned hereby represents and warrants to Fund that upon the issuance by Trust to the undersigned of the Initial Exchange Consideration on the Initial Exchange Right Closing Date, the undersigned will have good title to and will own the Initial Exchange Consideration and the Exchanged Common Shares represented by the enclosed certificates free and clear of all liens, claims and encumbrances.

NOTE:	This Liquidity Notice must be completed and this Liquidity Notice together with the certificates for the Initial Exchange Consideration and Exchanged Common Shares to be Transferred to Fund must be deposited with Fund. The Cash Purchase Price will be delivered to the undersigned by wire transfer in accordance with the instructions of the undersigned provided to Fund at least one Business Day prior to the Liquidity Closing Date.

Date:                                     ,                                                  .

Signature of Unitholder

SCHEDULE E

HOLDINGS OF PARTNERSHIP UNITS/

COMMON SHARES/PREFERRED SHARES

Investor	No. of Units of Partnership	No. of Common Shares	No. of Preferred Shares
FUND	—	55,000,000 Common Shares	—

CANWEST	154,137,703 Class B Partnership Units(1)	154,137,703 Common Shares	914 Preferred Shares

TRUST	55,000,000 Class A Partnership Units	—	—

(1)	CanWest is the holder of a note dated October 13, 2005 in the aggregate principal amount of $39,187,500 entitling the holder to acquire 4,125,000 Class B Partnership Units.

SCHEDULE F

REGISTRATION PROCEDURES

1.	REGISTRATION

1.1	Registration Procedures

Whenever Fund is under an obligation pursuant to the provisions of this Agreement to effect the qualification for the offer and sale or other disposition or distribution of any Registrable Securities on behalf of CanWest (or its assignee), Fund shall, as expeditiously as is practicable, do the following:

(a)	prepare and file with the appropriate regulatory authorities a Prospectus and any other documents necessary, including amendments and supplements in respect of those documents, to permit the offer and sale or other disposition or Distribution and, in so doing, act as expeditiously as is practicable and in good faith to settle all deficiencies and obtain those receipts and clearances and provide those undertakings and commitments as may be reasonably required by any securities regulatory authority, all as may be necessary to permit the offer and sale or other disposition or Distribution in compliance with all applicable Securities Laws;

(b)	furnish to CanWest (or its assignee) such number of copies of the Prospectus (including any preliminary prospectus), any documents incorporated by reference in such Prospectus and such other documents as CanWest (or its assignee) may reasonably request in order to facilitate the offer and sale or other disposition or Distribution of the Fund Units and provide CanWest (or its assignee) and its counsel with an opportunity to review, and provide comments to Fund on the Prospectus;

(c)	if an Underwritten Offering is contemplated, execute and perform the obligations under an underwriting agreement, in a form reasonably satisfactory to Fund, containing customary representations, warranties and indemnities for the benefit of CanWest (or its assignee) and the underwriter(s);

(d)	subject to applicable laws, keep the Prospectus effective until CanWest (or its assignee) has completed the offer and sale or other disposition or Distribution described in the Prospectus provided that CanWest (or its assignee) uses reasonable commercial efforts to complete the offer and sale or other disposition or Distribution as soon as reasonably practicable;

(e)	use its reasonable commercial efforts to furnish to the underwriter or underwriters involved in the Distribution all documents as they may reasonably request;

(f)	use its reasonable efforts to obtain a customary legal opinion of Fund’s counsel addressed to CanWest (or its assignee) and the underwriters;

(g)

notify CanWest (or its assignee) promptly when a Prospectus is required to be delivered under the Securities Laws in respect of the Fund Units, of the happening of any event as a result of which any Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if it is necessary to amend or supplement such Prospectus to comply with law, and to promptly prepare and file with the appropriate securities regulatory authorities a supplement to or amendment of such Prospectus as may be necessary to correct such untrue statement or eliminate such omission and so that such Prospectus, as amended or supplemented, will comply with law, and furnish without charge to CanWest (or its assignee) as many copies of such supplement or amendment as CanWest (or its assignee) requests;

(h)	make available for inspection during its regularly scheduled business hours by CanWest (or its assignee) and/or its advisors or any underwriter and/or its advisors participating in any offer and sale or other disposition or Distribution pursuant to such Prospectus (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents, material contracts and properties of Fund, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Fund’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such Prospectus and to participate in marketing efforts such as road shows, institutional investor meetings and similar events;

(i)	use its best efforts to list such Fund Units on each securities, exchange or quotation system on which Fund Units are then listed or quoted, if such Fund Units are not already so listed or quoted;

(j)	make every reasonable effort to prevent the issuance of any stop order, cease trade order or other order suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(k)	in connection with the preparation and filing of each Prospectus, Fund will give CanWest (or its assignee) and its counsel, accountants and other agents the opportunity to participate in the preparation of the Prospectus, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Fund with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation; and

(l)	take such other actions and execute and deliver such other documents as may be necessary to give full effect to the rights of CanWest (or its assignee) under this Agreement.

1.2	Rights and Obligations of CanWest

CanWest (or its assignee) will furnish to Fund such information and execute such documents regarding Fund Units and the intended method of disposition thereof as Fund may reasonably request in order to effect the requested Demand Registration. If an Underwritten Offering is contemplated, CanWest (or its assignee) shall execute an underwriting agreement containing customary representations, warranties and indemnities for the benefit of the underwriters and Fund with respect to written information furnished by it expressly for use in the Prospectus. CanWest (or its assignee) shall have the right to withdraw from a proposed Underwritten Offering at any time prior to the signing of the underwriting agreement, without incurring any obligation to Fund or any proposed underwriter, except as set forth in Section 2 below. CanWest shall notify Fund immediately upon the occurrence of any event as a result of which the Prospectus includes an untrue statement of a material fact with respect to CanWest or omits to state a material fact with respect to CanWest required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

F-2

2.	EXPENSES

2.1	Distribution Expenses

Fund or its subsidiaries will pay all Distribution Expenses in connection with all Prospectuses filed in connection with a Demand Registration or Piggy-Back Registration.

2.2	Selling Expenses

All Selling Expenses in connection with each Prospectus filed in connection with a Demand Registration or Piggy-Back Registration will be borne by CanWest (or its assignee) and any other participating sellers (including Fund, if applicable) in proportion to the number of Fund Units sold by each relative to the total number of Fund Units sold pursuant to the Prospectus.

F-3